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                                                                    EXHIBIT 23.6

                     [LETTERHEAD OF McDANIEL & ASSOCIATES]



Reference: SOUTHERN MINERAL CORPORATION
           REGISTRATION STATEMENT ON FORM S-4



We consent to the reference to our evaluation of "Spruce Hills Production Company Inc., Evaluation of Oil & Gas Reserves, based on Escalating Price Assumptions, as of April 1, 1997", dated June 13, 1997, in the Registration Statement on Form S-4 of Southern Mineral Corporation and any amendments thereto and to all references to this firm in the Joint Proxy Statement/Prospectus, which is part of the Registration Statement.



McDANIEL & ASSOCIATES CONSULTANTS LTD.


/s/ B. H. EMSLIE
--------------------
B. H. Emslie, P. Eng.
Vice President

Calgary, Alberta
Dated: December 4, 1997